Exhibit A
                             JOINT FILING AGREEMENT

This will  confirm  the  agreement  by and among  all the  undersigned  that the
Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, $.01 par value per share, of Superior Essex Inc., is being filed on behalf of each of the undersigned. The agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Date:  February 10, 2005                 GREENWATER HOLDINGS LTD

                                               By:  /S/ Barbara A. Lane
                                               Name: Barbara A. Lane
                                               Title: Director


Date:  February 10, 2005                 HELLER INTERNATIONAL GROUP, INC.

                                               By: /S/ Clifford M. Warren
                                               Name: Clifford M. Warren
                                               Title: Director and President


Date:  February 10, 2005                 HELLER FINANCIAL, INC.

                                               By: /S/ Clifford M. Warren
                                               Name: Clifford M. Warren
                                               Title: Director


Date:  February 10, 2005                 GENERAL ELECTRIC CAPITAL CORPORATION

                                               By: /S/ Michael A. Guadino
                                               Name: Michael A. Gaudino
                                               Title: Vice President


Date:  February 10, 2005                 GENERAL ELECTRIC CAPITAL SERVICES, INC.

                                               By: /S/ Barbara A. Lane
                                               Name: Barbara A. Lane
                                               Title: Attorney-in-Fact


Date:  February 10, 2005                 GENERAL ELECTRIC COMPANY

                                               By: /S/ Barbara A. Lane
                                               Name: Barbara A. Lane
                                               Title: Attorney-in-Fact